Jewett-Cameron Announces Appointment of Company President

North Plains, Oregon, May 13, 2021 – Jewett-Cameron is very pleased to announce that Chad Summers, the Company’s current Vice President of Business Development, has been named President of Jewett-Cameron. After an extensive search by the board, utilizing both internal and external sources, Mr. Summers was chosen for his experience, leadership and commitment. Mr. Summers will assume the role from current President/CEO and Director Charlie Hopewell who has voluntarily decided to transition from his current executive positions to continue as Board Chair and Director effective January 1, 2022. The Board has re-affirmed Mr. Hopewell’s continuance as Chairman of the Board of Directors.

Charlie Hopewell notes “We are thrilled that our selection validated the strength of our internal team and that we have sufficient time to reinforce a smooth transition in leadership. Chad is a natural leader who exudes energy, deep thought, authentic engagement and a deep cultural commitment. His skill sets will complement the Company’s continuing growth path.”

Mr. Summers has been with Jewett-Cameron since October 2019. His prior experience includes a strong background in leadership, consulting, and support. He co-owned and led an international family lumber brokering business similar to Jewett-Cameron’s Greenwood division. This experience provided him the opportunity to oversee and actively manage suppliers in China and throughout SE Asia. He built a successful consulting practice dedicated to growing manufacturers in association with a west coast regional accounting firm which allowed him the opportunity to establish a deep network of manufacturers, professional services and support connections regionally. He participated in and led start-up ventures in both product and service industries. His role since joining Jewett-Cameron has focused on driving growth through pursuing acquisition opportunities as well as key strategic partnerships. These activities complimented depth of key industry connection as well as product development in a key sustainable growth segment within our pet offerings.

“I couldn’t be more thrilled to be selected to lead Jewett-Cameron’s next chapter,” says Chad.  “I'm passionate about the company’s potential and excited to continue to drive growth to new heights.”

Hopewell stated that the goal of the search and timing of transition allowed essential time for deep engagement as well as active leadership of the company’s strategic planning process prior to fiscal year end in August. “The team has done an outstanding job of driving our company, our brand, our products and our product development further into the markets and deepening our sales channels. I’m excited to hand the reins to Chad and step back from the day-to-day functions while continuing to work with the team on this journey as the Board Chair.”

About Jewett-Cameron

Jewett-Cameron Trading Company is a holding company that, through its subsidiaries, operates out of facilities located in North Plains, Oregon. Jewett-Cameron Company’s business consists of the manufacturing and distribution of patented and patent pending specialty metal products, wholesale distribution of wood products, and seed processing and sales. The Company’s brands include Lucky Dog, Animal House and AKC licensed products in the expanding pet market; fencing products under the Adjust-A-Gates, Fit-Right, Perimeter Patrol, and LIFETIME POST™ systems brands; Early Start, Spring Gardener, and Weatherguard for greenhouses; and TrueShade for patio umbrellas, furniture covers and canopies. Additional information about the Company and its products can be found the Company’s website at www.jewettcameron.com.

Forward-looking Statements

The information in this release contains certain forward-looking statements that anticipate future trends and events.  These statements are based on certain assumptions that may prove to be erroneous and are subject to certain risks, including but not limited to, the uncertainties of the Company’s new product introductions, the risks of increased competition and technological change in the Company’s industry, and other factors detailed in the Company’s SEC filings.  Accordingly, actual results may differ, possibly materially, from predictions contained herein.

Contact: Charlie Hopewell, CEO (503) 647-0110

Source: Jewett-Cameron Trading Company Ltd.